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                                                                      EXHIBIT 15

                           GOTHIC ENERGY CORPORATION
           LETTER REGARDING UNAUDITED INTERIM FINANCIAL INFORMATION



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


     Re:  GOTHIC ENERGY CORPORATION AND SUBSIDIARY
          REGISTRATION ON FORMS S-3 AND S-8


Gentlemen:

     We are aware that our report dated May 15, 2000 on our review of the interim financial information of Gothic Energy Corporation for the periods ended March 31, 1999 and 2000, and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2000, is incorporated by reference in the Company's Registration Statements on Form S-3 (File Nos. 333-23239, 333-38679 and 333-68085) and on Form S-8 (File Nos. 333-82287, 333-82289, and 333-82291).



                           PricewaterhouseCoopers LLP


Tulsa, Oklahoma
May 18, 2000